Exhibit 99.2

JOINDER AGREEMENT

This joinder agreement (this “Joinder”) is made as of May 1, 2022 by and among Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario (the “Company”), Spring Creek Capital, LLC, a Delaware limited liability Company (the “Original Purchaser”) and Wood River Capital, LLC, a Delaware limited liability Company (the “Succeeding Purchaser”).

WHEREAS, the Original Purchaser is a party to that certain Note Purchase Agreement, dated as of September 29, 2021 (the “Note Purchase Agreement”), by and between the Company and the Original Purchaser, attached hereto as Exhibit A;

WHEREAS, the Original Purchaser is a party to that certain Standstill Agreement, dated as of September 29, 2021 (the “Standstill Agreement” and together with the Note Purchase Agreement, the “Definitive Documents”), by and among the Company, the Original Purchaser and Koch Strategic Platforms, LLC, attached hereto as Exhibit B;

WHEREAS, on September 29, 2021, the Company issued to the Original Purchaser the Convertible Note attached hereto as Exhibit C (the “Note”);

WHEREAS, pursuant to Section 2(b) of the Note, on December 31, 2021, the Company issued to the Original Purchaser a note, attached hereto as Exhibit D, in satisfaction of the interest due and payable on the Note as of such date (the “PIK Note”);

WHEREAS, pursuant to Section 4(d) of the Note Purchase Agreement and Section 13 of the Note, the Original Purchaser is hereby transferring its rights and obligations under the Note and the PIK Note to the Succeeding Purchaser (“Permitted Transfer”); and

WHEREAS, the Succeeding Purchaser is required, at the time of and as a condition to such Permitted Transfer, to become a party to the Definitive Documents by executing and delivering this Joinder, whereupon such Succeeding Purchaser will be treated as an original signatory (with the same rights and obligations as the Original Purchaser) for all purposes, to each of the Definitive Documents.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Note.

Section 1.2 Assignment of Note. The Original Purchaser hereby represents to the Company that the Succeeding Purchaser qualifies as a Permitted Transferee under Section 13 of the Note and assigns to the Succeeding Purchaser as of the date hereof all of its rights and obligations under the Note and the PIK Note, including the right to all payments of principal and interest now and hereinafter due under the Note. In connection with such assignment, the Original Purchaser shall assign, convey, and transfer the Note and the PIK Note to the Succeeding Purchaser and the Company shall reflect in the Register the name of the Succeeding Purchaser and issue to the Succeeding Purchaser (i) a new Note in the aggregate principal amount of $100,000,000, in the form attached hereto as Exhibit E, reflecting all amounts of principal and interest accrued under the Note as of the date hereof and (ii) a new PIK Note in the amount of $1,827,777.78, in the form attached hereto as Exhibit F, in each case in accordance with Section 13 of the Note.

Section 1.3 Assignment and Joinder. The Succeeding Purchaser, by executing and delivering this Joinder, and upon acceptance hereof by the Company, agrees to become a party to, to be bound by and to comply with the Definitive Documents as if it were the original signatory to the Definitive Documents, and shall be deemed to make all of the representations, warranties and covenants, in the same manner as if it were the original signatory of the Definitive Documents; provided, however, that such assignment will not relieve the Original Purchaser of its obligations under the Definitive Documents.

Section 1.4 Notice. Any notice, demand or other communication under the Definitive Documents to the Succeeding Purchaser shall be given to the Succeeding Purchaser at the address set forth on the signature page hereto in accordance with the Definitive Documents.

Section 1.5 Purchaser’s Representations and Warranties. The Succeeding Purchaser hereby makes the representations and warranties expressly set forth in Section 2 of the Note Purchase Agreement in each case as of the date of this Joinder.

Section 1.6 Governing Law; Jurisdiction; Jury Trial. The terms of Section 6(a) of the Note Purchase Agreement are hereby incorporated into this Joinder as if fully set forth herein.

Section 1.7 Counterparts; Electronic Delivery. This Joinder may be executed and delivered in one or more counterparts including by email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

In witness whereof, this Joinder has been duly executed and delivered by the parties as of the date first written above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Debbie Simpson
Name: Debbie Simpson
Title: Chief Financial Officer
Address: Suite 590, 207 Queen’s Quay West, Toronto, Ontario, Canada M5J 1A7

SPRING CREEK CAPITAL, LLC

By:	/s/ Eric Butcher
Name: Eric Butcher
Title: President
Address: 4111 E 37th St N, Wichita, KS 67220

WOOD RIVER CAPITAL, LLC

By:	/s/ Eric Butcher
Name: Eric Butcher
Title: President
Address: 4111 E 37th St N, Wichita, KS 67220

EXHIBIT A – NOTE PURCHASE AGREEMENT

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (the “Agreement”), dated September 29, 2021, is being entered into by and between Li-Cycle Holdings Corp., a corporation incorporated under the laws of the Province of Ontario with offices located at 2351 Royal Windsor Dr., Mississauga, Ontario L5J 4SJ (the “Company”), and Spring Creek Capital, LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, the Convertible Note due September 29, 2026 in the aggregate amount of $100,000,000 (referred to herein as the “Note”) in the form attached as Exhibit A and to be issued in accordance with the terms and conditions of the form of Note; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF CONVERTIBLE NOTE.

(a) Purchase of Note. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Note for a purchase price equal to $100,000,000 (the “Purchase Price”).

(b) Closing. The closing (the “Closing”) of the purchase of the Note by Purchaser shall occur at the offices of Freshfields Bruckhaus Deringer LLP, 601 Lexington Avenue, 31st Floor, New York, NY 10022. The Closing shall occur immediately following the execution and delivery of this Agreement.

(c) Form of Payment for Note. At the Closing, (i) the Purchaser shall pay the Purchase Price to the Company for the Note and (ii) the Company shall deliver to Purchaser the Note in the aggregate principal amount of $100,000,000.

2.	PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Purchaser represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date, as follows:

(a) Organization. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Authorization; Validity; Enforcement. The Purchaser has full limited liability company power and authority to execute and deliver this Agreement, the Note and the Standstill Agreement attached hereto as Exhibit B (together, the “Transaction Documents”) and to consummate the transactions contemplated by this Agreement (the “Transactions”) to which it is a party. The execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation of the Transactions to which it is a party have been duly authorized by all necessary limited liability company action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of any of the Transaction Documents and consummation of the Transactions to which it is a party. Each of the Transaction Documents has been duly and validly executed and delivered by the Purchaser. Assuming each of the Transaction Documents constitutes the valid and binding obligation of the Company, each of the Transaction Documents is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(c) Sufficiency of Funds. At and immediately prior to the Closing, the Purchaser will have cash and equity capital commitments in excess of the Purchase Price.

(d) No Conflicts. The execution and delivery by the Purchaser of the Transaction Documents, and the performance by the Purchaser of its obligations under the Transaction Documents, including the transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of the property or assets of the Purchaser is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations hereunder; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations hereunder.

(e) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”) is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of the Transaction Documents and the consummation by the Purchaser of the Transactions to which it is a party, except for any required filings or approvals under the Hart- Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) or any antitrust laws of other jurisdictions or any foreign investment laws, requirements or regulations in connection with the issuance of common shares of the Company (“Common Shares”) upon the conversion of the Note, any required filings pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules of the United States Securities Exchange Commission (the “SEC”) and any consent, approval, order, authorization, registration, declaration, filing, exemption or review, the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions by the Purchaser.

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(f) Purchase for Investment. The purchase of the Note is for the Purchaser’s own account and not with a view to the distribution thereof, provided that the disposition of the Purchaser’s property shall at all times be within the Purchaser’s control. The Purchaser understands that neither the Note nor any Common Share issuable upon the conversion of the Note has been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Note.

(g) Accredited Investor; Restricted Securities. The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the offering and sale of the Note is being made in reliance on a private placement exemption from registration under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available.

(h) No Qualification in Canada. The Purchaser acknowledges having been informed by the Company that the Note and the Common Shares issuable upon conversion of the Note: (i) have not been qualified for distribution by prospectus in any jurisdiction of Canada, and (ii) may not be offered or sold in any jurisdiction of Canada during the course of their distribution except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada.

(i) Investment Decision. The Purchaser has made its own investment decision based upon its own judgment, due diligence and advice from such advisors as it has deemed necessary and not upon any view expressed by any other Person (as defined herein). Neither such inquiries nor any other due diligence investigations conducted by it or its advisors or representatives, if any, shall modify, amend or affect its right to rely on the Company’s representations and warranties contained herein. It is not relying upon, and has not relied upon, any advice, statement, representation or warranty made by any Person by or on behalf of the Company, including, without limitation, except for the express statements, representations and warranties of the Company made or contained in this Agreement. Furthermore, it acknowledges that nothing in this Agreement or any other materials presented by or on behalf of the Company to it in connection with the purchase of the Note constitutes legal, tax or investment advice. The Purchaser has adequate means of providing for its current needs and contingencies, has no need for liquidity with respect to its investment in the Note, and can withstand a complete loss of such investment in the Note. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity (as defined below) or any department or agency thereof.

(j) Accuracy of Representations. The Purchaser understands the Company is relying and will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements in connection with the transactions contemplated by this Agreement.

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3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Purchaser that, as of the date hereof and as of the Closing Date, as follows:

(a) Organization; Authority. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Province of Ontario, in good standing under the laws of the Province of Ontario (to the extent such concept exists in such jurisdiction), with the corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to own, lease and operate its properties and conduct its business as presently conducted.

(b) Common Shares. The Common Shares issuable upon conversion of the Note will be duly and validly authorized and, when and if issued and delivered to Purchaser in accordance with the terms of the Note and this Agreement, such Common Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any statutory or contractual preemptive or similar rights.

(c) Authorization; Validity; Enforcement. The Company has the corporate power and capacity (as such term is interpreted under the laws of the Province of Ontario) to enter into, deliver and perform its obligations under this Agreement. The execution, delivery and performance of the Transaction Documents and the consummation by the Company of the Transactions to which it is a party have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming each of the Transaction Documents constitutes the valid and binding obligation of the Purchaser, each of the Transaction Documents is, or will at the Closing constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(d) No Conflicts. The execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations under the Transaction Documents, including the issuance and sale of the Note or the Common Shares issuable upon conversion of the Note and the consummation of the other transactions contemplated herein, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, properties, financial condition, shareholders’ equity or results of operations of the Company (a “Company Material Adverse Effect”) or materially affect the validity of the Note or such Common Shares or the legal authority of the Company to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, for purposes of this clause (iii), would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially affect the validity of the Note or such Common Shares or the legal authority of the Company to comply in all material respects with this Agreement.

(e) Governmental Authorization. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this

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Agreement (including, without limitation, the issuance of the Note), other than (i) filings required by applicable state or federal securities laws, and (ii) the failure of which to obtain would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(f) Non-contravention. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which the Company is now a party or by which the Company’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(g) Exchange Act Registration of Common Stock; Canadian Reporting Issuer Status. All of the issued and outstanding Common Shares have been registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the New York Stock Exchange (the “NYSE”). The Company currently qualifies as a “foreign private issuer” as such term is defined in Rule 3b- 4(b) under the Exchange Act. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE or the SEC with respect to any intention by such entity to deregister the Common Shares, or prohibit or terminate the listing of the Common Shares, on the NYSE. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act. The Company is not on a list of reporting issuers that is in default in the Province of Ontario. To the knowledge of the Company, there is no suit, action, proceeding or investigation pending or threatened against the Company by the Ontario Securities Commission to terminate the Company’s status as a reporting issuer, nor has the Company taken any action that is intentionally designed to terminate the Company’s status as a reporting issuer in the Province of Ontario.

(h) Reports; Financial Statements.

(i) The Company has filed with or furnished to the SEC, as applicable, its shell company report on Form 20-F and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since August 9, 2021 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

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(ii) Each of the consolidated balance sheets and the related consolidated statements of operations, shareholders’ equity (deficit) and cash flows included in the Company Reports filed with the SEC under the Exchange Act have been prepared from, and are in accordance with, the books and records of the Company and its 100% owned consolidated subsidiary entities (“Subsidiaries”), fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates shown and the results of the consolidated operations, changes in shareholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, have been prepared in accordance with IFRS consistently applied during the periods involved, and in the case of unaudited financial statements except for the absence of footnote disclosure, and otherwise comply in all material respects with the requirements of the SEC.

(iii) Since August 9, 2021, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i) Capitalization. The authorized capital of the Company consists of an unlimited number of Common Shares and an unlimited number of preferred shares. As of the date of this Agreement, there were issued and outstanding: (i) 163,179,555 Common Shares of the Company (the “Outstanding Shares”); (ii) no preferred shares of the Company; (iii) warrants (the “Warrants”) to purchase an aggregate of 23,000,000 Common Shares of the Company at an exercise price of $11.50 per Common Share, and (iv) options (the “Options”) to acquire an aggregate of 5,296,553 Common Shares of the Company. Except for the Outstanding Shares, there are no other shares of any class or series in the capital of the Company outstanding. Except for the Warrants and the Options, there are no options, warrants, convertible securities or other rights, agreements or commitments requiring or which may require the issuance or sale by the Company or any of its Subsidiaries of any securities of the Company or any of its Subsidiaries.

(j) Litigation. There is no (and since November 1, 2018, there has not been any) proceeding pending or, to the Company’s knowledge, threatened by or against the Company and its Subsidiaries that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or that would reasonably be expected to prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby. None of the Company and its Subsidiaries nor any of their respective properties or assets is subject to any material order (including any order that would prevent, materially delay or materially impair the ability of the Company to timely consummate the transactions contemplated hereby).

(k) Compliance with Law. Each of the Company and its Subsidiaries (i) conducts, and since November 1, 2018 has conducted, its business in accordance with all laws and orders applicable to the Company or such Subsidiary, as applicable, and is not in violation of any such law or order, including any law or order related to COVID-19, and (ii) has not received any written communications from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such law or order, except in the case of each of clauses (i) and (ii), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(l) Intellectual Property.

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(i) To the Company’s knowledge, the Company and its Subsidiaries have sufficient rights to all Company owned Intellectual Property Rights used in or necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted.

(ii) The Company and its Subsidiaries have taken commercially reasonable steps to safeguard and maintain the secrecy of any Trade Secrets owned by the Company or any Subsidiary, except which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any material Trade Secrets of or in the possession of or processed by the Company or any Subsidiary of the Company, or of any written obligations with respect to such.

(iii) To the Company’s knowledge, since November 1, 2018, no person is or was infringing, misappropriating, misusing, diluting or violating any Company owned Intellectual Property Right in any material respect. None of the Company or any Subsidiary has made any written claim commencing legal action against any person alleging any infringement, misappropriation or other violation of any Company owned Intellectual Property Right in any material respect.

(iv) “Intellectual Property Rights” means all (A) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (B) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing; (C) copyrights, works of authorship, data, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications renewals, extensions and reversions of any of any of the foregoing; (D) trade secrets, know-how, confidential or proprietary information, including invention disclosures, inventions, ideas, algorithms, formulae, processes, methods, techniques, and models, technologies, protocols, methodologies, formulations, layouts, specifications, discoveries, compositions, industrial models, architectures, drawings, plans, ideas, research and development, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, in each case whether patentable or not and whether reduced to practice or not (collectively, “Trade Secrets”); (E) rights in software, and (F) any other intellectual or proprietary rights.

(m) No Registration of Note or Common Shares; Ontario Prospectus Exemption. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 2, no registration under the Securities Act and no registration or qualification under any applicable state securities laws is required for the offer and sale of the Note by the Company to the Purchaser in the manner contemplated by this Agreement or for the issuance of the Common Shares issuable upon

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the conversion of the Note in accordance with its terms. The distribution of the Note to the Purchaser is exempt from the prospectus requirements of the Securities Act (Ontario) under Section 2.3 of Ontario Securities Commission Rule 72-503 Distributions Outside Canada. The distribution of the Common Shares issuable upon conversion of the Note in accordance with its terms and conditions would, if issued on the date hereof, be exempt from the prospectus requirements of the Securities Act (Ontario) under Section 2.42(1)(a) of National Instrument 45-106 Prospectus Exemptions of the Canadian Securities Administrators.

4.	COVENANTS.

(a) Use of Proceeds. The Company will use the net proceeds from the sale of the Note for hub and spoke development and general corporate purposes.

(b) Listing; Canadian Securities Law Compliance. The Company shall use its reasonable best efforts to promptly secure the listing on the NYSE of all of the Common Shares issuable upon conversion of the Note (subject to official notice of issuance) and, until the Maturity Date (as defined in the Note), use its reasonable best efforts to maintain such listing of all Common Shares from time to time issuable under the terms of the Note. Until the date (the “Reference Date”) that is the earlier of (i) the date on which the Note has been fully converted, and (ii) the Maturity Date, the Company shall use its reasonable best efforts to maintain the listing or authorization for quotation (as the case may be) on the NYSE, the NYSE American, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). Until the Reference Date, the Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Shares on an Eligible Market. Until the Reference Date, the Company shall use its reasonable best efforts to remain a reporting issuer in the Province of Ontario. The Company shall timely file a Form 72-503F under OSC Rule 72-503 Distributions Outside Ontario in respect of the distribution of the Note to the Purchaser.

(c) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(d) Transfer Restrictions.

(i) The Purchaser shall not offer, sell, assign or transfer (including through hedging or derivative transactions) any Common Shares issued or issuable upon conversion of the Note for a period of two (2) years after the date hereof, other than to one or more Permitted Transferees (as defined in the Note).

(ii) The Purchaser shall not offer, sell, assign or transfer any Common Shares issued upon conversion of the Note to any Activist Investor (excluding for the purposes of this limitation transfers through broad underwritten offerings or ordinary brokerage transactions that result in an Activist Investor transferee without the knowledge by the Purchaser that such transfer would result in an Activist Investor transferee). “Activist Investor” means, as of the date of the proposed transfer, any person identified on the most recently available “SharkWatch 50” list (or, if “SharkWatch 50” is no longer available, then the prevailing comparable list as reasonably determined by the Company), or any person who, to the knowledge of the transferor, is an affiliate of any such person.

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(iii) If the Purchaser transfers any Common Shares to a third party that would, upon the consummation of such transfer, beneficially own 5% or more of the Company’s total outstanding Common Shares on an as-converted basis (excluding broad underwritten offerings and ordinary brokerage transactions), then the Purchaser shall cause the transferee, as a condition to such transfer, to become bound by the Standstill Agreement and the terms of this Section 4(d) (as if the transferee were the Purchaser).

(iv) Upon the occurrence of any transfer pursuant to Section 4(d)(i) or Section 4(d)(iii), the Purchaser shall cause the transferee to sign a joinder to this Agreement whereby the transferee shall be bound by, and assume, all of the terms and conditions hereof.

(e) Disclosure of Transactions and Other Material Information. The Company shall, on or before 9:15 a.m., New York time, on or about September 29, 2021, issue a press release (the “Press Release”) reasonably acceptable to Purchaser disclosing all the material terms of the transactions contemplated by the Transaction Documents; provided that nothing contained herein will restrict the ability of the Company to issue the Press Release in order to comply with applicable law. After the Closing Date, the Company may file or furnish (i) a Current Report on Form 6-K with the SEC and a material change report with the Ontario Securities Commission, in each case describing all the material terms of the transactions contemplated by the Transaction Documents, and (ii) the Press Release with the Ontario Securities Commission.

(f) Reservation of Shares. So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, the maximum number of Common Shares to provide for the full conversion of the Note and any payment of accrued and unpaid interest thereon. At no time shall the number of Common Shares reserved pursuant to this Section 4(f) be reduced other than in connection with any stock combination, reverse stock split or other similar transaction or proportionally in connection with any conversion and/or redemption, as applicable, of the Note.

(g) Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or antitrust laws of other jurisdictions and/or foreign investment laws may be necessary in connection with the issuance of the Common Shares upon conversion of the Note. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser. The Company, the Purchaser and any other applicable Purchaser affiliate will use reasonable best efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note held by the Purchaser or any Purchaser affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided, that, notwithstanding anything in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its affiliates to comply with any applicable law. For as long as the Note is outstanding, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what antitrust or foreign investment requirements may exist with respect to any potential conversion of the Note. Promptly upon request by the Purchaser, the Company will use reasonable best efforts to make all such filings and obtain all approvals and

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clearances as required under applicable antitrust or foreign investment laws in connection with the issuance of the Common Shares and investment in the Common Shares upon conversion of the Note. Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that: (i) neither the Purchaser nor the Company shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither the Purchaser nor the Company shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of the Purchaser or any of its affiliates or the Company or any of its Subsidiaries or affiliates, (B) the imposition of any limitation or regulation on the ability of the Purchaser or any of its affiliates or the Company or any of its Subsidiaries or affiliates to freely conduct their business or own such assets, or (C) the holding separate of the Common Shares or any limitation or regulation on the ability of Purchaser or any of its affiliates to exercise full rights of ownership of the Common Shares, other than, in the case of clauses (A), (B) or (C) above, for any such sale, divestiture, license, disposition, holding separate, limitation or regulation that would be immaterial to the Purchaser and its affiliates taken as a whole and/or the Company and its Subsidiaries, taken as a whole. The Company and Purchaser will cooperate, provide all necessary information, and keep each other fully apprised with respect to such filing and regulatory processes. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

(h) Registration Rights.

(i) The Company agrees that, as soon as practicable (but in any case no later than thirty (30) calendar days after the Closing) (the “Filing Deadline”), it will file with the SEC (at its sole cost and expense) a registration statement under the Securities Act registering the resale of the Common Shares issued or issuable upon conversion of the Note (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (A) sixty (60) calendar days after the Closing (or ninety (90) calendar days after the Closing if the SEC notifies the Company that it will “review” the Registration Statement) and (B) ten (10) Business Days after the Company is notified in writing by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Deadline”). The Company agrees to cause such Registration Statement, or another shelf registration statement that includes the Common Shares issued or issuable upon conversion of the Note, to remain effective until the earliest of (X) the third anniversary of the Closing, (Y) the date on which Purchaser ceases to hold any Common Shares issued upon conversion of the Note, or (Z) on the first date on which Purchaser is able to sell all of its Common Shares under Rule 144 within the following 90 day period without limitation as to the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144. The Purchaser agrees to disclose its ownership to the Company upon request to assist it in making the determination described above. The Company may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 or Form F-10 at such time after the Company becomes eligible to use such form. The Purchaser acknowledges and

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agrees that the Company may suspend the use of any such Registration Statement if it determines (A) that the use of such Registration Statement would require the inclusion of financial statements that are unavailable for issue for reasons beyond the Company’s control, or (B) that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act; provided, that (1) the Company shall not so delay filing or so suspend the use of the Registration Statement on more than two (2) occasions or for a period of more than sixty (60) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case in any three hundred sixty (360)-day period, (2) the Company shall have a bona fide business purpose for not making such information public and (3) the Company shall use commercially reasonable efforts to make such Registration Statement available for the sale by Purchaser of such securities as soon as practicable thereafter. The Company’s obligations to include the Common Shares issued pursuant to the Note (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon Purchaser furnishing in writing to the Company such information regarding Purchaser, the securities of the Company held by Purchaser and the intended method of disposition of such Common Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company to effect the registration of such Common Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that Purchaser shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Common Shares (except as set forth in any Transaction Document). The Company will provide a draft of the Registration Statement to Purchaser for review at least two (2) Business Days in advance of filing the Registration Statement. So long as Purchaser delivers to the Company a completed questionnaire (which shall include representations and warranties as to relevant matters), Purchaser shall not be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that Purchaser be identified as a statutory underwriter in the Registration Statement, Purchaser will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 4(i). For purposes of this Section 4(i), “Common Shares” includes any other equity security of the Company issued or issuable with respect to the Common Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

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(ii) The Company shall advise the Purchaser within three (3) Business Days (email being sufficient) (at the Company’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Common Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Agreement, of a suspension pursuant to Section 4(i)(i) or the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 6(f) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension and shall not contain any material non-public information regarding the Company). The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Common Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Purchaser agrees that it will promptly discontinue offers and sales of the Common Shares using a Registration Statement until Purchaser receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales (which notice shall not contain any material non-public information regarding the Company). If so directed by the Company, Purchaser will deliver to the Company or, in Purchaser’s sole discretion destroy, all copies of the prospectus covering the Common Shares in Purchaser’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Common Shares shall not apply (x) to the extent Purchaser is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

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(iii) For as long as Purchaser holds Common Shares issued upon conversion of the Note, the Company will use commercially reasonable efforts to file all reports necessary to enable the Purchaser to resell such Common Shares pursuant to the Registration Statement and, when Rule 144 of the Securities Act becomes available to Purchaser, Rule 144 of the Securities Act. In connection with any sale, assignment, transfer or other disposition of such Common Shares by Purchaser pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that such Common Shares held by Purchaser become freely tradable and upon compliance by Purchaser with the requirements of this Agreement, if requested by Purchaser, the Company shall use commercially reasonable efforts to cause the Company’s transfer agent to remove any restrictive legends related to the book entry account holding such Common Shares and make a new, unlegended entry for such book entry Common Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from Purchaser; provided, that the Company and the transfer agent have timely received from Purchaser customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith. Subject to receipt from Purchaser by the Company and the transfer agent of customary representations and other documentation reasonably acceptable to the Company and the transfer agent in connection therewith, including, if required by the transfer agent, an opinion of the Company’s counsel, in a form reasonably acceptable to the transfer agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, Purchaser may request that the Company shall remove any legend from the share certificate, book-entry position or other instrument evidencing its Common Shares issued upon conversion of the Note following the earliest of such time as such Common Shares (i) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Common Shares. If restrictive legends are no longer required for such Common Shares pursuant to the foregoing, the Company shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from Purchaser accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the transfer agent irrevocable instructions that the transfer agent shall make a new, unlegended entry for such book entry Common Shares. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

(iv) Indemnification.

(A)

The Company agrees to indemnify and hold harmless, to the extent permitted by law, Purchaser, its directors, and officers, employees, and agents, and each person who controls Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of Purchaser (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or

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investigating any such action or claim) caused by any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as and to the extent, but only to the extent, the same are caused by or contained in any information regarding Purchaser furnished in writing to the Company by or on behalf of Purchaser expressly for use therein.

(B)

The Purchaser agrees to indemnify and hold harmless the Company, its directors and officers and agents and employees and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) resulting from any untrue statement of a material fact contained in the Registration Statement, or any form of prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein (in the case of any prospectus, or any form of prospectus or preliminary prospectus or supplement thereto, in light of the circumstances under which they were made) or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Purchaser expressly for use therein. In no event shall the liability of the Purchaser be greater in amount than the dollar amount of the net proceeds received by the Purchaser upon the sale of the Common Shares issued upon conversion of the Note giving rise to such indemnification obligation.

(C)

Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and, (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties exists with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or

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delayed). An indemnifying party who is not entitled to, or elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(D)

The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Note or any Common Shares issued pursuant to the terms of the Note.

(E)

If the indemnification provided under this Section 4(i)(iv) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by

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such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4(i)(iv) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Purchaser be greater in amount than the dollar amount of the net proceeds received by Purchaser upon the sale of the Common Shares issued upon conversion of the Note giving rise to such contribution obligation.

5.	THE CLOSING.

(a) Closing Deliverables by the Purchaser. At the Closing, Purchaser shall deliver to the Company:

(i) the Standstill Agreement, duly executed by Purchaser;

(ii) the Purchase Price by wire transfer of immediately available funds; and

(iii) such other documents, instruments or certificates relating to the Transactions as the Company or its counsel may have reasonably requested, duly executed by Purchaser.

(b) Closing Deliverables by the Company. At the Closing, the Company shall deliver to Purchaser:

(i) the Note, duly executed by the Company; and

(ii) such other documents, instruments or certificates relating to the Transactions as Purchaser or its counsel may have reasonably requested, duly executed by the Company.

6.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any conflict of law that would require the application of the laws of any other jurisdiction. Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

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EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF EITHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

(b) Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Agreement shall have the same validity and effect as a signature affixed by the party’s hand.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary

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contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company, or payable to or received by Purchaser, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to Purchaser, or collection by Purchaser pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of Purchaser, the Company and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of Purchaser, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to Purchaser under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by Purchaser under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between Purchaser, the Company and their affiliates and Persons acting on their behalf, including any transactions by Purchaser with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; Except as specifically set forth herein or therein, neither the Company, nor Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Purchaser. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

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If to the Company:

(i)	Li-Cycle Holdings Corp.

2351 Royal Windsor Dr. Unit 10

Mississauga, Ontario L5J 4S7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York

Attention: Paul M. Tiger, Andrea M. Basham

Email: Paul.Tiger@Freshfields.com

  Andrea.Basham@Freshfields.com

If to the Purchaser:

(i)	Spring Creek Capital, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Email: legalnotices@kochps.com

with a copy (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com;

stephen.quinlivan@stinson.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser, including by way of a Change of Control Transaction (as defined in the Note) (unless the Company is in compliance with the applicable provisions governing Change of Control Transactions set forth in the Note). Purchaser may assign some or all of its rights hereunder to Permitted Transferees in connection with any transfer of any of its Securities without the consent of the Company, provided that any assignee agrees in writing to be bound by the provisions hereof and the Standstill Agreement that apply to Purchaser in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

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(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for Purchaser (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(l) Remedies. Each party hereto shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which it has have been granted at any time under any other agreement or contract and all of the rights which it has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, each party hereto recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law would be inadequate relief to the other party hereto. Each party hereto therefore agrees that the other party hereto shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

20 | 22

(m) Currency; Payments.

(i) Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”).

(ii) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

[signature page follows]

21 | 22

IN WITNESS WHEREOF, each of the Company and the Purchaser has caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

PURCHASER:

SPRING CREEK CAPITAL, LLC

By:	/s/ Eric Butcher
Name: Eric Butcher
Title: President

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EXHIBIT B – STANDSTILL AGREEMENT

STANDSTILL AGREEMENT

This STANDSTILL AGREEMENT (this “Standstill Agreement”) is entered into this 29th day of September, 2021, by and among Li-Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”), Spring Creek Capital, LLC, a Delaware limited liability company (“SCC”), and Koch Strategic Platforms, LLC, a Delaware limited liability company (together with SCC, “KSP”).

WHEREAS, concurrently with the execution and delivery of this Standstill Agreement, the Company is entering into a Note Purchase Agreement with SCC (the “Note Purchase Agreement”), pursuant to which SCC agreed to purchase from the Company a note (the “Note”) in the aggregate principal amount of $100,000,000 (such transaction and the other transactions to be consummated pursuant to the Note Purchase Agreement, the “Transactions”); and

WHEREAS, in consideration of, and as a condition to, the issuance of the Note and the rights granted to SCC under the Note Purchase Agreement, the Company and KSP desire to and have agreed to enter into this Standstill Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as set forth below.

Defined terms used but not defined herein shall have the meaning ascribed to them in the Note Purchase Agreement.

1.	Standstill.

(a)

Until the later of (x) the conversion of the Note in full; and (y) twelve months from the date of Closing (such period, the “Standstill Period”), KSP shall not, and shall cause its subsidiaries, affiliates (whether controlled, controlling or under common control) and its and their representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)) to not, either directly or indirectly or in concert with any other person, without the prior written consent of the board of directors of the Company:

(i)

effect or seek, offer or propose (whether publicly or otherwise) to effect, or participate in, facilitate or knowingly encourage (including, without limitation, through the provision of financing) any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in:

A.

any acquisition of any voting securities (or beneficial ownership thereof), or rights or options to acquire any voting securities (or beneficial ownership thereof), of the Company or any of its subsidiaries if, immediately after giving effect to such acquisition, KSP and its subsidiaries and affiliates (whether controlled, controlling or under common control), would beneficially own or exercise control or direction over voting securities (or securities or notes convertible into voting securities) of the Company having aggregate voting rights equal to or greater than 9.9% of the aggregate voting power of the Company (when converted into voting securities, in the case of securities or notes convertible into voting securities) (which 9.9% limit shall be calculated to include the Common Shares issuable upon conversion of the Note in each of the numerator and the denominator as if they had been converted);

B.	any acquisition of any debt, material assets or material businesses of the Company or any of its subsidiaries;

C.	any tender or exchange offer, take-over bid, merger or other business combination involving the Company or any of its subsidiaries;

D.	any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or

E.

any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) or votes or any other attempt to influence votes from or by any holder of any voting securities of the Company or any of its subsidiaries in connection with any vote of the holders of any such securities;

(ii)

form, join or in any way communicate or associate with other security-holders or participate in a “group” (as such term is defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) with respect to the Company or any of its subsidiaries or any voting securities of the Company or any of its subsidiaries;

(iii)

otherwise act, alone or in concert with others, (A) to seek or obtain representation on or to control, change, advise or influence the management, board of directors or policies of the Company or any of its subsidiaries, or (B) to propose any matter to be voted upon by the shareholders of the Company or any of its subsidiaries or that any meeting of the shareholders of the Company be called or held;

(iv)	disclose or direct any person to disclose any intention, plan or arrangement inconsistent with the foregoing;

(v)

advise, assist or knowingly encourage or direct any person (including, without limitation, serving as a financing source for any other person) to advise, assist or knowingly encourage any other persons in connection with any of the foregoing; or

(vi)

issue any press release or make any public statement, or induce or encourage others to do the same, that is untrue, derogatory or disparaging of, or that is intended to cause reputational damage or embarrassment to, the Company, any of the Company’s subsidiaries, the board of directors of the Company or any of its subsidiaries as a whole or any of its or its subsidiaries’ directors, officers or employees.

(b)

KSP hereby agrees that neither it nor its subsidiaries, affiliates (whether controlled, controlling or under common control) or its or their representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)) will in any manner, directly or indirectly, request the Company or any of its representatives to, directly or indirectly, amend or waive any provision of this Section 1 (including, without limitation, this Section 1(b)). Notwithstanding the foregoing, KSP may initiate and engage in private, nonpublic discussions with, and submit confidential proposals to, the board of directors or executive officers of the Company, in each case with respect to any the matters prohibited by Section 1(a); provided, that (i) any such proposal is conditioned on the written approval of the board of directors of the Company, and (ii) any such discussions or proposal are not reasonably expected to require any public disclosure on the part of KSP, the Company or any of their respective subsidiaries or affiliates (whether controlled, controlling or under common control). KSP shall be liable for any breach of this Agreement by its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives (in the case of such representatives, acting on behalf, or at the direction, of KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control)).

(c)

The KSP shall, and shall cause its subsidiaries and affiliates (whether controlled, controlling or under common control) to, include the Company on any list maintained by it or its subsidiaries or affiliates (whether controlled, controlling or under common control) that prohibits or limits trading by KSP or its subsidiaries or affiliates (whether controlled, controlling or under common control) or its or their personnel in the securities of publicly listed companies included on such list.

(d)

The restrictions set forth herein shall automatically terminate if at any time during the Standstill Period (i) the Company consummates, or publicly announces its entry into a definitive agreement providing for, a Change of Control Transaction (as such term is defined in the Note), (ii) the Company recommends that the Company’s shareholders accept a tender offer made by a third party for more than 50% of the votes attaching to all of its outstanding voting securities, or (iii) any third party (A) concurrently (x) “commences a tender offer” (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended) or exchange offer for more than 50% of the outstanding voting securities of the Company, and (y) makes a “take-over bid” (within the meaning of National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”)) for such number of the outstanding voting securities of the Company which constitute more than 50% of the votes attaching to all outstanding voting securities of the Company that is not exempt from Part 2 of NI 62-104, and (B) within 15 Business Days thereafter, the Company’s board of directors does not recommend that its shareholders reject such offer and take-over bid.

(e)

Notwithstanding anything to the contrary provided elsewhere herein, none of the provisions of this Agreement shall in any way limit the activities of any Investor Party; provided, that such Investor Party (i) has not received material non-public information regarding the Company and (ii) is not acting on behalf, or at the direction, of, or in concert with KSP, SCC or any of their subsidiaries. The Company acknowledges that employees of KSP and its affiliates (whether controlled, controlling or under common control) may serve on the governing boards, advisory committees or similar committees of Investor Parties, and information shall not be deemed to have been received by any such Investor Party solely due to such employee’s dual role (so long as such employee does not disclose such information to the Investor Party or its representatives).

(f)

For purposes of this Agreement, the term “Investor Parties” shall mean (i) KSP’s affiliates (whether controlled, controlling or under common control) other than KSP, SCC and their subsidiaries, which affiliates of KSP are not acting on behalf, or at the direction, of or in concert with KSP, SCC or their subsidiaries, (ii) employee benefit plans sponsored by KSP or any of its affiliates (whether controlled, controlling or under common control) (or a master trust holding the assets of such benefit plans), (iii) any family office that is an affiliate (whether controlled, controlling or under common control) of Koch Industries, Inc. or any of its shareholders and/or any investment fund or vehicle advised by, or managed by, any such family office, (iv) any trust, foundation, partnership, or entity created by or for Charles G. Koch and/or David H. or Julia F. Koch and/or any of their respective family members, (v) any entity 80% of whose voting equity interests is owned by one or more of such trusts, foundations, partnership, or entities, and/or (vi) any other person or entity that invests money for or on behalf of any of the foregoing in its capacity as such.

2.

Termination. This Standstill Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, at the end of the Standstill Period, or earlier in the circumstances contemplated by Section 1(d); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from such breach.

3.	Miscellaneous.

(a)	KSP acknowledges that the Company and others will rely on the acknowledgments, understandings and agreements contained in this Standstill Agreement.

(b)

Each of the Company and KSP is entitled to rely upon this Standstill Agreement and is irrevocably authorized to produce this Standstill Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby to the extent required by law or by regulatory bodies.

(c)

Notwithstanding anything to the contrary in this Standstill Agreement, this Standstill Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other party hereto.

(d)	All the agreements made by each party hereto in this Standstill Agreement shall survive the Closing.

(e)

This Standstill Agreement may not be modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(f)

This Standstill Agreement and the Note Purchase Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(g)

Except as otherwise provided herein, this Standstill Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(h)

If any provision of this Standstill Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Standstill Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(i)	Each party shall pay all of its own expenses in connection with this Standstill Agreement and the transactions contemplated hereby.

(j)

Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) five (5) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i)	if to KSP or SCC, to:

Koch Strategic Platforms, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Email: legalnotices@kochps.com

with a required copy (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com; stephen.quinlivan@stinson.com

(ii)	if to the Company, to:

Li-Cycle Holdings Corp.

2351 Royal Windsor Dr., Unit 10

Mississauga, ON L5J 4S7

Attention: Ajay Kochhar

Email: ajay.kochhar@li-cycle.com

with a required copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY 10022

Attention: Paul M. Tiger

   Andrea Merediz Basham

Email: paul.tiger@freshfields.com

   andrea.basham@freshfields.com

(k)

This Standstill Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Standstill Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Standstill Agreement, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles that would require the application of any other law.

THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, THE SUPREME COURT OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS STANDSTILL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS STANDSTILL AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 3(j) OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS STANDSTILL AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS STANDSTILL AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND

HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS STANDSTILL AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 3(k).

(l)

KSP hereby agrees that the Company would be irreparably injured by a breach of this Standstill Agreement by the KSP or its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives and that money damages are an inadequate remedy for an actual or threatened breach of this Standstill Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the Company in the event that this Standstill Agreement is breached. Therefore, the KSP agrees to the granting of specific performance of this Standstill Agreement and injunctive or other equitable relief in favor of the Company as a remedy for any such breach, without proof of actual damages. KSP further agrees to waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for any of KSP or its subsidiaries, affiliates (whether controlled, controlling or under common control) or representatives’ breach of this Standstill Agreement but shall be in addition to all other remedies available at law or in equity to the Company. KSP also agrees to reimburse the Company for all costs and expense, including without limitation reasonable attorneys’ fees, incurred by the Company (as applicable) in enforcing KSP’s obligations hereunder.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and KSP has executed or caused this Standstill Agreement to be executed by its duly authorized representative as of the date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

Signature Page to

Standstill Agreement

SCC:

SPRING CREEK CAPITAL, LLC

By:	/s/ Eric Butcher
Name: Eric Butcher
Title: President

KSP:

KOCH STRATEGIC PLATFORMS, LLC

By:	/s/ David Park
Name: David Park
Title: President

EXHIBIT C – SPRING CREEK CAPITAL NOTE

CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 13 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: September 29, 2021 (the “Issuance Date”)	Original Principal Amount: $100,000,000.00

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Spring Creek Capital, LLC or its permitted assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any Convertible Note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to the note purchase agreement (the “Note Purchase Agreement”) dated as of the Issuance Date between the Company and the Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 27. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of a 360-day year, and (iii) be payable in cash on the first Trading Day of each semi-annual period in which Interest accrues hereunder in respect of the interest accrued during the immediately preceding semi-annual period (each, an “Interest Date”) beginning on December 31, 2021 in accordance with the terms of this Note. All such Interest shall accrue at the Interest Rate. In the case of a Conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount or the Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b) Subject to Applicable Law, if at any time required under the terms and conditions of this Note with respect to Interest due and payable hereunder, such amounts shall be paid in cash, or, at the option of the Company with no less than five (5) Business Days notice, prior to the applicable Interest Date, in writing to the Holder, may be paid in additional Notes (such amount to be paid in additional Notes hereunder, each, a “PIK Amount”). In the event any such PIK Amount is due hereunder, a new note shall be issued on the applicable Interest Date having the same terms as this Note (each, a “PIK”), except that the principal amount shall be equal to the PIK Amount and the issuance date of the new note shall be the applicable Interest Date.

(c) For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d) If any provision of this Note or of any of the other Transaction Documents would obligate the Company to make any payment of Interest or any other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3. TAX WITHHOLDING. The Company shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any province or territory thereof or any authority or agency therein or thereof or by any state, local

2 | 30

or foreign tax law having power to tax, including pursuant to the Income Tax Act (Canada) (the “Tax Act”), from any payment to be made on or in connection with this Note (including in connection with a conversion, redemption or repayment of this Note) and, provided that the Company remits such withheld amount to such government authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Holder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under this Note.

4. CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a) Holder Conversion Right. The Holder shall be entitled at its option at any time to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Holder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Holder Conversion Notice”) to the Company, which Holder Conversion Notice shall set forth (i) the Conversion Amount, (ii) the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Holder Conversion Notice.

(b) Company Conversion Right. At any time and from time to time, provided that the closing bid price for the Company’s Common Shares is equal to or exceeds $17.46 each Trading Day for the prior consecutive twenty (20) Trading Day period (the “Mandatory Conversion Measurement Period”), the Company shall have the option to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate by written notice to the Holder (the “Mandatory Conversion Notice”), which notice must be delivered on or prior to the third Trading Day following the last Trading Day of the Mandatory Conversion Measurement Period. The Mandatory Conversion Notice shall set forth (i) the Conversion Amount, (ii) detailed calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Mandatory Conversion Notice.

(c) Mechanics of Conversion.

(i) Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the third Trading Day after a Holder Conversion Notice or Mandatory Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Mandatory Conversion Notice or Holder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

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(ii) Return of Note. Following a conversion of this Note in accordance with this Section 4, the Holder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)). If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 14(d)) representing the outstanding Principal not converted.

(iii) The Company shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Shares down to the nearest whole share.

(d) Principal Market Regulation. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion or redemption of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of the Principal Market, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note resulting therefrom.

(e) Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by any applicable antitrust laws of any jurisdiction and any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note, or (ii) obtains a written opinion from counsel to the Company that such approval(s) are not required. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any

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liability under this Note resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Company and the Holder shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 4(g) of the Note Purchase Agreement.

5. OPTIONAL REDEMPTION BY THE COMPANY. This Note may be redeemed (an “Optional Redemption”), in whole or in part, at any time and from time to time, by payment of a cash purchase price equal to the Optional Redemption Price, on the terms and conditions set forth in this Section 5.

(a) Redemption Right. The Company shall be entitled to redeem all, but not less than all of this Note, at any time and from time to time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i) 130% of the Principal; plus

(ii) all accrued and unpaid Interest on this Note as of the Redemption Date (as defined below); plus

(iii) the Make-Whole Amount as of the Redemption Date.

(b) Mechanics of Redemption.

(i) Redemption Notice. To exercise its redemption right pursuant to this Section 5, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Optional Redemption Notice”), which Optional Redemption Notice shall, for greater certainty, set forth (i) the Optional Redemption Price, and (ii) detailed calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Optional Redemption Price as of the Redemption Date.

(ii) Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price in cash to the Holder by the end of the third Trading Day after the Optional Redemption Notice is delivered (the “Redemption Share Delivery Deadline”). For greater certainty, the day that the Optional Redemption Notice is given does not count as a Trading Day.

(iii) Return of Note. Following a redemption of this Note in accordance with this Section 5, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

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(iv) Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of an Optional Redemption Notice and prior to payment of the Optional Redemption Price.

6. RIGHTS UPON EVENT OF DEFAULT.

(a) Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)	default in the payment of Principal when due and payable on the Maturity Date, upon Optional Redemption by the Company or upon declaration of acceleration hereunder;

(iii)

failure by the Company to comply with its obligation to convert this Note in accordance with this Note upon exercise of the Holder’s conversion right in accordance with the terms hereof and such failure continues for a period of five (5) Business Days;

(iv)	failure by the Company to comply with its obligation to redeem the Note upon a Change of Control Transaction that has continued for a period of ten (10) days;

(v)	failure by the Company for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note;

(vi)

default by the Company or any subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (B) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Company by the Holder;

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(vii)

one or more final, non-appealable judgments or orders is rendered against the Company or any subsidiary of the Company, which requires the payment in money by the Company or any subsidiary of the Company, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

(viii)

commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(ix)

an involuntary case or other proceeding having been commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

(b) Notice of Event of Default; Accelerated Redemption Right. Upon the occurrence of an Event of Default with respect to this Note the Company shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of a Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of a Default Notice that includes (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject

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to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 6(b) shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Satisfaction of Accelerated Redemption. The Company’s obligation to redeem in accordance with this Section 6 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given (the “Accelerated Redemption Deadline”). For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d) Return of Note. Following a redemption of this Note in accordance with this Section 6, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

7. RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a) Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Company shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price.

(b) Mechanics of Redemption.

(i) Redemption Notice. Upon a redemption by the Company pursuant to this Section 7, the Company shall deliver to the Holder, a copy of an executed notice of Redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 7, the “CoC Redemption Notice”) to the Holder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

(ii) Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the third Trading Day after the Mandatory Redemption Notice is given (the “CoC Redemption Share Delivery Deadline”). For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii) Return of Note. Following a redemption of this Note in accordance with this Section 7, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

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(iv) Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

8. ADJUSTMENTS.

(a) If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 8(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 8(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b) If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 8(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company (in any of the foregoing cases, that is not a Change of Control Transaction), the Holder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition,

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combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c) If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii) “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv) “B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d) If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 8(a)), then and in each such event the Holder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

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(e) On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 8(a), 8(b), 8(c) or 8(d) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the conversion of this Note into Common Shares.

(f) The adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d) and 8(e) are cumulative and will be made successively whenever an event referred to therein occurs.

(g) If at any time a question or dispute arises with respect to the adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

(h) The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 8(d), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

(i) Notwithstanding anything to the contrary in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

9. HOLDER CONSENT RIGHT OVER DEBT INCURRENCE. The Company agrees that it shall not incur additional indebtedness without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

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(a) indebtedness incurred during any rolling 12-month period that does not exceed $75,000,000 individually or in the aggregate;

(b) indebtedness incurred in the ordinary course of business, including trade payables and intercompany debt;

(c) indebtedness incurred in connection with any agreement entered into with the DOE Loans Program Office; or

(d) indebtedness incurred in connection with any agreement entered into with the Export Development Canada Project Finance and Sustainable Development Technology Canada.

10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

11. COVENANTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms, the Company shall comply with those covenants as set forth in Section 4 of the Note Purchase Agreement.

12. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

13. TRANSFER. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of this Note and Interest accrued and unpaid thereon (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 14; provided, however, that the Company will not register any assignment, transfer or sale of this Note not made in accordance with Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 13, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 4(c)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Mandatory Conversion Notice or Holder Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Company does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

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(b) This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the Securities Act or pursuant to registration under the Securities Act or an available exemption therefrom and by registration of such assignment or sale on the Register.

14. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred in accordance with the terms hereof, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

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15. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

17. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

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18. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Conversion Price or the arithmetic calculation of a Conversion Rate, the Optional Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or the arithmetic calculation of such Conversion Rate or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 19 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any

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written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

20. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

(i)	Li-Cycle Holdings Corp.

2351 Royal Windsor Dr. Unit 10

Mississauga, Ontario L5J 4S7

Attention:   Ajay Kochhar

Email:     ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York

Attention:   Paul M. Tiger, Andrea M. Basham

Email:     Paul.Tiger@Freshfields.com

       Andrea.Basham@Freshfields.com

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If to the Holder:

(ii)	Spring Creek Capital, LLC

4111 East 37th Street North

Wichita, Kansas 67220

Attention: President

Email: legalnotices@kochps.com

with a copy (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com;

stephen.quinlivan@stinson.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b) The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i) the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii) for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

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(iii) for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv) if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v) when used in this Note the term “month” shall mean a calendar month.

(d) Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

21. CANCELLATION. After all Principal, accrued and unpaid Interest, the Make- Whole amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

22. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

23. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way

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any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

24. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

25. MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

26. RANKING; SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Company to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Company’s obligations to the holders of all Senior Debt of the Company now existing or hereinafter assumed.

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27. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 8(a);

(ii) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(c) “Affiliate” means, in relation to any Person (the “first named person”), any other Person that Controls, is Controlled by or is under common Control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Lender or any of its subsidiaries for the purposes of this Note.

(d) “Average Spread” means the average spread between LIBOR and SOFR during the three-month period of time ending on the date on which the LIBOR interest rate ceases to be published.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

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(f) “Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a Company Subsidiary); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a Company Subsidiary) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(g) “Common Shares” means (i) the Company’s common shares, and (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares.

(h) “Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(i) “Conversion Price” means, as of any Conversion Date or other date of determination, $13.43, subject to adjustment as provided herein.

(j) “Conversion Rate” means the number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 4(a) determined by dividing (i) $1,000 by (ii) the Conversion Price.

(k) “Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Principal Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange and the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

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(l) “Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Company’s Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(m) “Floating Rate” means, with respect to each Interest Date, the rate per annum equal to (i) the twelve-month US dollar LIBOR interest rate published in The Wall Street Journal two Business Days prior to such Interest Date, or (ii) if the LIBOR interest rate is no longer published, the sum of (A) the Secured Overnight Financing Rate (SOFR) as published by the Federal Reserve Bank of New York two Business Days prior to such Interest Date, plus (B) the Average Spread; provided, that, in the case of each of clauses (i) and (ii), in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

(n) “Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date, and (iii) the Make-Whole Amount.

(o) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder, and, as applicable, any similar or corresponding concept under Applicable Law.

(p) ”Ineligible Consideration” has the meaning given to such term in Section 8(i).

(q) “Interest Date” has the meaning given to such term in Section 2(a).

(r) “Interest Rate” means (i) the Floating Rate plus five percent (5.0%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6.0%) per annum if, at the option of the Company, interest is to be paid in PIK at the applicable Interest Date.

(s) “Make-Whole Amount” means, with respect to any exercise of the Company’s conversion right pursuant to Section 4(b), any Optional Redemption pursuant to Section 5, any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 6(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 7, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through Maturity but for the occurrence of such conversion or redemption.

(t) “Maturity Date” shall mean September 29, 2026; as may be amended in accordance with this Note.

(u) “Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

(v) “Optional Redemption Price” has the meaning given to it in Section 5(a).

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control Transaction.

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(x) “Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (other than any investment portfolio company of the Holder that is an Affiliate) which controls, is controlled by or is under common control with the Holder.

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) “PIK” has the meaning given to such term in Section 2(b).

(aa) “PIK Amount” has the meaning given to such term in Section 2(b).

(bb) “Principal” has the meaning given to such term in the recitals hereto.

(cc) “Principal Market” means The New York Stock Exchange.

(dd) “Redemption Date” means the date on which the Note is redeemed pursuant to an Optional Redemption by the Company, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(ee) “Redemption Price” means the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(ff) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(gg) “Senior Debt” means all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari-passu with or subordinate to this Note.

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(hh) “Tax Act” has the meaning given to such term in Section 3.

(ii) “Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(jj) “Transaction Documents” means, collectively, this Note, the Note Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(kk) “Transfer Agent” means, the Company’s then-current transfer agent as duly appointed by the Company from time to time.

28. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

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29. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer

Signature Page –Convertible Note

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EXHIBIT I

LI-CYCLE HOLDINGS CORP. HOLDER CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li- Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

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☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:
☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC
Participant:

DTC
Number:

Account
Number:

Date:
,
Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li- Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to redeem 100% of the Note indicated below in exchange for (as indicated below) cash as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

Make-Whole Amount, if any:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Please confirm the following information:

Redemption
Price:

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

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Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT D – SPRING CREEK CAPITAL PIK NOTE

CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 13 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: December 31, 2021 (the “Issuance Date”)	PIK Amount: $1,827,777.78

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Spring Creek Capital, LLC or its permitted assigns (the “Holder”) the amount set forth above as the PIK Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of the Convertible Note (the “Original Note”) issued by the Company to the Holder dated September 29, 2021) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any Convertible Note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to the Original Note in absolute payment and satisfaction of Interest due and payable on the principal amount of the Original Note up to, and including, the Issuance Date. Except as expressly set forth herein, including, without limitation, the principal amount and issuance date of this Note, this Note shall have the same terms as the Original Note (except for the principal amount and issuance date of the Original Note), mutatis mutandis, which terms (except for the principal amount and issuance date of the Original Note) are incorporated herein by reference.

The PIK Amount is equal to the Interest paid on the Original Note, which Interest accrued up to, and including, the Issuance Date. The respective principal amounts of the Original Note and this Note is set forth in the table below:

Note Issuance Date	Principal Amount
September 29, 2021	$100,000,000.00
December 31, 2021	$1,827,777.78

Total	$101,827,777.78

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Note.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name:	Ajay Kochhar
Title:	Chief Executive Officer

Signature Page –Convertible Note (December 31, 2021)

EXHIBIT E - FORM OF WOOD RIVER CAPITAL NOTE

CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 13 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: September 29, 2021 (the “Issuance Date”)	Original Principal Amount: $100,000,000.00

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Wood River Capital, LLC or its permitted assigns (the “Holder”) the amount set forth above as the Original Principal Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of this Convertible Note, the “Principal”) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any Convertible Note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to the note purchase agreement (the “Note Purchase Agreement”) dated as of the Issuance Date between the Company and the Holder, as amended from time to time. Certain capitalized terms used herein are defined in Section 27. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note Purchase Agreement.

1. PAYMENTS OF PRINCIPAL. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, together with all accrued and unpaid Interest (if any) on such Principal on the Maturity Date.

2. INTEREST; INTEREST RATE.

(a) Interest on this Note shall (i) commence accruing on the Issuance Date, (ii) be computed on the basis of a 360-day year, and (iii) be payable in cash on the first Trading Day of each semi-annual period in which Interest accrues hereunder in respect of the interest accrued during the immediately preceding semi-annual period (each, an “Interest Date”) beginning on December 31, 2021 in accordance with the terms of this Note. All such Interest shall accrue at the Interest Rate. In the case of a Conversion in accordance with Section 4, a redemption in accordance with Section 5 or any required payment upon a Change of Control Transaction or Event of Default, in each case, prior to the payment of Interest on an Interest Date, accrued and unpaid Interest on this Note as of the date of any such event shall be payable by way of inclusion of such Interest in the Conversion Amount or the Redemption Price, as applicable, on the applicable date of conversion or Redemption Date.

(b) Subject to Applicable Law, if at any time required under the terms and conditions of this Note with respect to Interest due and payable hereunder, such amounts shall be paid in cash, or, at the option of the Company with no less than five (5) Business Days notice, prior to the applicable Interest Date, in writing to the Holder, may be paid in additional Notes (such amount to be paid in additional Notes hereunder, each, a “PIK Amount”). In the event any such PIK Amount is due hereunder, a new note shall be issued on the applicable Interest Date having the same terms as this Note (each, a “PIK”), except that the principal amount shall be equal to the PIK Amount and the issuance date of the new note shall be the applicable Interest Date.

(c) For purposes of the Interest Act (Canada), whenever any Interest under this Note is calculated using a rate based on a year of 360 days the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (i) the applicable rate based on a year of 360 days (ii) multiplied by the actual number of days in the calendar year in which the period for which such Interest is payable (or compounded) ends, and (iii) divided by 360. The principle of deemed reinvestment of interest does not apply to any Interest calculation under this Note and the rates of Interest stipulated in this Note are intended to be nominal rates and not effective rates or yields.

(d) If any provision of this Note or of any of the other Transaction Documents would obligate the Company to make any payment of Interest or any other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by Applicable Law or would result in a receipt by the Holder of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by Applicable Law or so result in a receipt by the Holder of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to the Holder under the applicable Transaction Document, and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to the Holder which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada).

3. TAX WITHHOLDING. The Company shall be entitled to deduct and withhold any applicable taxes or similar charges (including without limitation interest, penalties or similar amounts in respect thereof) imposed or levied by or on behalf of the Canadian government or of any province or territory thereof or any authority or agency therein or thereof or by any state, local

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or foreign tax law having power to tax, including pursuant to the Income Tax Act (Canada) (the “Tax Act”), from any payment to be made on or in connection with this Note (including in connection with a conversion, redemption or repayment of this Note) and, provided that the Company remits such withheld amount to such government authority or agency and files all required forms in respect thereof and, at the same time, provides copies of such remittance and filing to the Holder, the amount of any such deduction or withholding will be considered an amount paid in satisfaction of the Company’s obligations under this Note.

4. CONVERSION OF NOTE. This Note shall be convertible, in whole or in part, into validly issued, fully paid and non-assessable Common Shares, on the terms and conditions set forth in this Section 4.

(a) Holder Conversion Right. The Holder shall be entitled at its option at any time to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate. To convert any Conversion Amount into Common Shares on any Trading Day (the date of such conversion, a “Conversion Date”), the Holder shall deliver, for receipt by no earlier than 4:00 p.m. New York time, and no later than 11:59 p.m., New York time, on the Conversion Date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Holder Conversion Notice”) to the Company, which Holder Conversion Notice shall set forth (i) the Conversion Amount, (ii) the detailed calculation of the accrued and unpaid Interest included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Holder Conversion Notice.

(b) Company Conversion Right. At any time and from time to time, provided that the closing bid price for the Company’s Common Shares is equal to or exceeds $17.46 each Trading Day for the prior consecutive twenty (20) Trading Day period (the “Mandatory Conversion Measurement Period”), the Company shall have the option to convert all or a portion of the Conversion Amount into validly issued, fully paid and non-assessable Common Shares at the Conversion Rate by written notice to the Holder (the “Mandatory Conversion Notice”), which notice must be delivered on or prior to the third Trading Day following the last Trading Day of the Mandatory Conversion Measurement Period. The Mandatory Conversion Notice shall set forth (i) the Conversion Amount, (ii) detailed calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Conversion Amount as of the Conversion Date, and (iii) the detailed calculation of the number of Common Shares required to be delivered in respect of such Mandatory Conversion Notice.

(c) Mechanics of Conversion.

(i) Satisfaction of Conversion. Any conversion in accordance with this Section 4 shall be deemed satisfied upon delivery of the appropriate number of Common Shares to the Holder by the end of the third Trading Day after a Holder Conversion Notice or Mandatory Conversion Notice is delivered (the “Conversion Share Delivery Deadline”). For greater certainty, the day that the Mandatory Conversion Notice or Holder Conversion Notice is delivered does not count as a Trading Day. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Shares on the Conversion Date.

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(ii) Return of Note. Following a conversion of this Note in accordance with this Section 4, the Holder shall as soon as practicable and in no event later than two (2) Business Days after such conversion and at its own expense, surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)). If this Note is physically surrendered for conversion and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than two (2) Business Days after receipt of this Note and at its own expense, issue and deliver to the Holder (or its designee) a new Note (in accordance with Section 14(d)) representing the outstanding Principal not converted.

(iii) The Company shall not issue any fraction of a Common Share upon any conversion. If the conversion would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Shares down to the nearest whole share.

(d) Principal Market Regulation. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including without limitation Section 312.03(c) of the NYSE Listed Company Manual), except that such limitation shall not apply in the event that the Company (i) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Shares in excess of such amount or (ii) obtains a written opinion from counsel to the Company that such approval is not required. In the event that shareholder approval is required with respect to the issuance of Common Shares upon conversion or redemption of this Note (or otherwise pursuant to the terms of this Note) under the rules or regulations of the Principal Market, as contemplated by clause (i) above, the Company shall use its reasonable best efforts to promptly obtain such approval. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 4(d) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any liability under this Note resulting therefrom.

(e) Antitrust and Foreign Investment Laws. The Company shall only issue Common Shares upon conversion of this Note or otherwise pursuant to the terms of this Note to the extent the issuance of such Common Shares would not exceed the aggregate number of Common Shares that the Company may issue without violating the HSR Act or any antitrust laws of other jurisdictions or any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note, except that such limitation shall not apply in the event that the Company obtains the approval of its stockholders as required by any applicable antitrust laws of any jurisdiction and any foreign investment laws required in connection with the issuance of the Common Shares upon conversion of the Note, or (ii) obtains a written opinion from counsel to the Company that such approval(s) are not required. For the avoidance of doubt, the Company’s compliance with the limitations contained in this Section 4(e) shall not constitute an Event of Default or breach of this Note by the Company, and the Company shall not have any

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liability under this Note resulting therefrom, but in the event that conversion of this Note requires any filing or approval under the HSR Act or any applicable antitrust laws of any other jurisdiction and any foreign investment laws the Company and the Holder shall endeavor to make such filings and obtain such approval in accordance with, and subject to the limitations set forth in, Section 4(g) of the Note Purchase Agreement.

5. OPTIONAL REDEMPTION BY THE COMPANY. This Note may be redeemed (an “Optional Redemption”), in whole or in part, at any time and from time to time, by payment of a cash purchase price equal to the Optional Redemption Price, on the terms and conditions set forth in this Section 5.

(a) Redemption Right. The Company shall be entitled to redeem all, but not less than all of this Note, at any time and from time to time for a cash purchase price (the “Optional Redemption Price”) equal to the sum of:

(i) 130% of the Principal; plus

(ii) all accrued and unpaid Interest on this Note as of the Redemption Date (as defined below); plus

(iii) the Make-Whole Amount as of the Redemption Date.

(b) Mechanics of Redemption.

(i) Redemption Notice. To exercise its redemption right pursuant to this Section 5, the Company shall deliver to the Holder, a copy of an executed notice of redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 5, the “Optional Redemption Notice”), which Optional Redemption Notice shall, for greater certainty, set forth (i) the Optional Redemption Price, and (ii) detailed calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Optional Redemption Price as of the Redemption Date.

(ii) Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 5 shall be deemed satisfied upon payment of the Optional Redemption Price in cash to the Holder by the end of the third Trading Day after the Optional Redemption Notice is delivered (the “Redemption Share Delivery Deadline”). For greater certainty, the day that the Optional Redemption Notice is given does not count as a Trading Day.

(iii) Return of Note. Following a redemption of this Note in accordance with this Section 5, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Optional Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

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(iv) Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of an Optional Redemption Notice and prior to payment of the Optional Redemption Price.

6. RIGHTS UPON EVENT OF DEFAULT.

(a) Events of Default. Each of the following events shall constitute an “Event of Default”:

(i)	default in any payment of interest on this Note when due and payable that has continued for a period of thirty (30) days;

(ii)	default in the payment of Principal when due and payable on the Maturity Date, upon Optional Redemption by the Company or upon declaration of acceleration hereunder;

(iii)

failure by the Company to comply with its obligation to convert this Note in accordance with this Note upon exercise of the Holder’s conversion right in accordance with the terms hereof and such failure continues for a period of five (5) Business Days;

(iv)	failure by the Company to comply with its obligation to redeem the Note upon a Change of Control Transaction that has continued for a period of ten (10) days;

(v)	failure by the Company for sixty (60) days after written notice from the Holder has been received by the Company to comply with any of its other agreements contained in this Note;

(vi)

default by the Company or any subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100,000,000 (or its foreign currency equivalent) in the aggregate of the Company, whether such indebtedness now exists or shall hereafter be created (A) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (B) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (A) and (B), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within thirty (30) days after written notice of such default to the Company by the Holder;

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(vii)

one or more final, non-appealable judgments or orders is rendered against the Company or any subsidiary of the Company, which requires the payment in money by the Company or any subsidiary of the Company, individually or in the aggregate, of an amount (net of amounts covered by insurance or bonded) in excess of $150,000,000, and such judgment or judgments have not been satisfied, stayed, paid, discharged, vacated, bonded, annulled or rescinded within thirty (30) days after the later of (A) the date on which the right to appeal thereof has expired if no such appeal has commenced, and (B) the date on which all rights to appeal have been extinguished;

(viii)

commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

(ix)

an involuntary case or other proceeding having been commenced against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) consecutive days.

(b) Notice of Event of Default; Accelerated Redemption Right. Upon the occurrence of an Event of Default with respect to this Note the Company shall within three (3) Business Days deliver written notice thereof (a “Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of a Default Notice and the Holder becoming aware of an Event of Default and ending (such ending date, the “Event of Default Right Expiration Date”) on the twentieth (20th) Trading Day after the later of (x) the date such Event of Default is cured and (y) the Holder’s receipt of a Default Notice that includes (i) a reasonable description of the applicable Event of Default, (ii) a certification as to whether, in the opinion of the Company, such Event of Default is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Event of Default and (iii) a certification as to the date the Event of Default occurred and, if cured on or prior to the date of such Default Notice, the applicable Event of Default Right Expiration Date, the Holder may require the Company to redeem (unless such Event of Default has been cured on or prior to the Event of Default Right Expiration Date) all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to require the Company to redeem. Each portion of this Note subject

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to redemption by the Company pursuant to this Section 6(b) shall be redeemed by the Company for a cash purchase price equal to the Forced Redemption Price. Any redemption upon an Event of Default in accordance with this Section 6(b) shall not constitute an election of remedies by the Holder, and all other rights and remedies of the Holder shall be preserved.

(c) Satisfaction of Accelerated Redemption. The Company’s obligation to redeem in accordance with this Section 6 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the fifth Trading Day after the Event of Default Redemption Notice is given (the “Accelerated Redemption Deadline”). For greater certainty, the day that the Event of Default Redemption Notice is given does not count as a Trading Day.

(d) Return of Note. Following a redemption of this Note in accordance with this Section 6, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

7. RIGHTS UPON CHANGE OF CONTROL TRANSACTION.

(a) Mandatory Redemption upon Change of Control Transaction. Upon the consummation of a Change of Control Transaction, the Company shall redeem all, but not less than all, of this Note remaining outstanding and unconverted at such time for a cash purchase price equal to the Forced Redemption Price.

(b) Mechanics of Redemption.

(i) Redemption Notice. Upon a redemption by the Company pursuant to this Section 7, the Company shall deliver to the Holder, a copy of an executed notice of Redemption in the form attached hereto as Exhibit II (when used in connection with a redemption pursuant to this Section 7, the “CoC Redemption Notice”) to the Holder, which CoC Redemption Notice shall, for greater certainty, set forth (i) the Forced Redemption Price and (ii) calculations of the accrued and unpaid Interest and Make-Whole Amount included in the Forced Redemption Price as of the Redemption Date.

(ii) Satisfaction of Redemption. Any redemption on a Redemption Date in accordance with this Section 7 shall be deemed satisfied upon payment of the Forced Redemption Price in cash to the Holder by the end of the third Trading Day after the Mandatory Redemption Notice is given (the “CoC Redemption Share Delivery Deadline”). For greater certainty, the day that the CoC Redemption Notice is given does not count as a Trading Day.

(iii) Return of Note. Following a redemption of this Note in accordance with this Section 7, the Holder shall as soon as practicable and in no event later than two (2) Business Days after receipt of the Forced Redemption Price and at its own expense surrender this Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction as contemplated by Section 14(b)).

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(iv) Conversion Prior to Redemption. Holder may convert this note at its option pursuant to Section 4(a) hereof at any time after receipt of a CoC Redemption Notice and prior to payment of the Forced Redemption Price.

8. ADJUSTMENTS.

(a) If and whenever, at any time after the Issuance Date and prior to the Maturity Date, the Company shall: (i) subdivide or re-divide its outstanding Common Shares into a greater number of Common Shares; (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares; (iii) issue options, rights, warrants or similar securities to the holders of all of the outstanding Common Shares; or (iv) issue Common Shares or securities convertible into Common Shares to the holders of all of the outstanding Common Shares by way of a dividend or distribution; the number of Common Shares issuable upon conversion of this Note on the date of the subdivision, re-division, reduction, combination or consolidation or on the record date for the issue of options, rights, warrants or similar securities or on the record date for the issue of Common Shares or securities convertible into Common Shares by way of a dividend or distribution, as the case may be, shall be adjusted so that the Holder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or been entitled to receive after the happening of any of the events described in this Section 8(a) had this Note been converted immediately prior to the happening of such event or any record date with respect thereto. Any adjustments made pursuant to this Section 8(a) shall become effective immediately after the effective time of such event retroactive to the record date, if any, for such event.

(b) If and whenever at any time after the Issuance Date and prior to the Maturity Date, there is a reclassification of the Common Shares or a capital reorganization of the Company other than as described in Section 8(a) or a consolidation, amalgamation, arrangement, binding share exchange, merger of the Company with or into any other Person or other entity or acquisition of the Company or other combination pursuant to which the Common Shares are converted into or acquired for cash, securities or other property; or a sale or conveyance of the property and assets of the Company as an entirety or substantially as an entirety to any other Person (other than a direct or indirect wholly-owned subsidiary of the Company) or other entity or a liquidation, dissolution or winding-up of the Company (in any of the foregoing cases, that is not a Change of Control Transaction), the Holder, if it has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition, combination, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Common Shares then sought to be acquired by it, such amount of cash or the number of shares or other securities or property of the Company or of the Person or other entity resulting from such merger, amalgamation, arrangement, acquisition, combination or consolidation, or to which such sale or conveyance may be made or which holders of Common Shares receive pursuant to such liquidation, dissolution or winding-up, as the case may be, that the Holder would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, share exchange, acquisition,

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combination, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the Holder had been the registered holder of the number of Common Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of its conversion right at the Conversion Price.

(c) If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall issue Additional Shares of Common Stock, without consideration or for a consideration per share less than Fair Market Value as of the date of issue thereof, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i) “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock;

(ii) “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

(iii) “A” shall mean the number of Common Shares outstanding immediately prior to such issue of Additional Shares of Common Stock (treating for this purpose as outstanding all Common Shares issuable upon exercise of options outstanding immediately prior to such issue or upon conversion or exchange of securities or notes convertible into Common Shares outstanding immediately prior to such issue);

(iv) “B” shall mean the number of Common Shares that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company (as determined in good faith by the Company’s board of directors) in respect of such issue by CP1); and

(v) “C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

(d) If, and whenever at any time after the Issuance Date and prior to the Maturity Date, the Company shall make or issue, or fix a record date for the determination of holders of Common Shares entitled to receive (and subsequently make or issue), a dividend or other distribution payable in cash or other property not involving Common Shares or securities convertible into Common Shares (which is the subject of Section 8(a)), then and in each such event the Holder of this Note shall receive, and shall accept, upon the conversion of this Note into Common Shares, a dividend or other distribution of such cash or other property in an amount equal to the amount of such cash or other property as it would have received if this Note had been converted into Common Shares on the date of such event.

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(e) On the occurrence of any reclassification of, or other change in, the outstanding Common Shares or any other event which is not a Change of Control Transaction or addressed in Section 8(a), 8(b), 8(c) or 8(d) (each, an “Unanticipated Event”), the parties will, in good faith, make such further adjustments and changes and take all necessary actions, subject to the approval of the Holder, so as to ensure that the Holder receives, upon the conversion of this Note occurring at any time after the date of the occurrence of the Unanticipated Event, such shares, securities, rights, cash or property that the Holder would have received if, immediately prior to the date of such Unanticipated Event, the Holder had been the registered holder of the number of Common Shares to which the Holder would be entitled upon the conversion of this Note into Common Shares.

(f) The adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d) and 8(e) are cumulative and will be made successively whenever an event referred to therein occurs.

(g) If at any time a question or dispute arises with respect to the adjustments provided for in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), such question or dispute will be conclusively determined by a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder. Such accountants shall have access to all necessary records of the Company and any such determination will be binding upon the Company and the Holder.

(h) The Company shall, from time to time immediately after the occurrence of any event which requires an adjustment or re-adjustment as provided in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), deliver a certificate of the Company to the Holder specifying the nature of the event requiring the same and the amount of the necessary adjustment (or, in the case of Section 8(d), entitlement to cash or other property upon conversion) and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and, if reasonably required by the Holder, such certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of nationally recognized chartered professional accountants appointed by the Company (who may be the auditors of the Company) and acceptable to the Holder.

(i) Notwithstanding anything to the contrary in Sections 8(a), 8(b), 8(c), 8(d) or 8(e), if the Holder would otherwise be entitled to receive, upon the exercise of its right of conversion, any property (including cash) or securities that would not constitute “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 (“Ineligible Consideration”), the Holder shall not be entitled to receive such Ineligible Consideration and the Company or the successor or acquiror, as the case may be, shall have the right (at the sole option of the Company or the successor or acquiror, as the case may be) to deliver to the Holder “prescribed securities” for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act as it applied immediately before January 1, 2008 with a market value (as conclusively determined by the board of directors of the Company) equal to the market value of such Ineligible Consideration.

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9. HOLDER CONSENT RIGHT OVER DEBT INCURRENCE. The Company agrees that it shall not incur additional indebtedness without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, other than:

(a) indebtedness incurred during any rolling 12-month period that does not exceed $75,000,000 individually or in the aggregate;

(b) indebtedness incurred in the ordinary course of business, including trade payables and intercompany debt;

(c) indebtedness incurred in connection with any agreement entered into with the DOE Loans Program Office; or

(d) indebtedness incurred in connection with any agreement entered into with the Export Development Canada Project Finance and Sustainable Development Technology Canada.

10. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by Applicable Law (including the Business Corporations Act (Ontario)).

11. COVENANTS. Until this Note has been converted, redeemed or otherwise satisfied in accordance with its terms, the Company shall comply with those covenants as set forth in Section 4 of the Note Purchase Agreement.

12. AMENDING THE TERMS OF THIS NOTE. The prior written consent of the Holder shall be required for any change, modification, waiver or amendment to this Note. Any change, amendment, modification or waiver so approved shall be binding upon all existing and future holders of this Note.

13. TRANSFER. The Company shall maintain a register (the “Register”) for the recordation of the name and address of the Holder and the principal amount of this Note and Interest accrued and unpaid thereon (the “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company shall treat the Holder for all purposes (including the right to receive payments of Principal and Interest hereunder) as the owner hereof notwithstanding notice to the contrary, however, that upon its receipt of a written request to assign, transfer or sell all or part of the Registered Note by the Holder to a Permitted Transferee, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 14; provided, however, that the Company will not register any assignment, transfer or sale of this Note not made in accordance with Regulation S or pursuant to registration under the Securities Act or an available exemption therefrom. Notwithstanding anything to the contrary set forth in this Section 13, following conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted (in which event this Note shall be delivered to the Company following conversion thereof as contemplated by Section 4(c)) or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Mandatory Conversion Notice or Holder Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. If the Company does not update the Register to record the Principal, Interest converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be), then the Register shall be automatically deemed updated to reflect such occurrence on the Business Day immediately prior to such occurrence.

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(b) This Note may not be offered, sold, assigned or transferred (including through hedging or derivative transactions) by the Holder other than to one or more Permitted Transferees in accordance with the provisions of Regulation S of the Securities Act or pursuant to registration under the Securities Act or an available exemption therefrom and by registration of such assignment or sale on the Register.

14. REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred in accordance with the terms hereof, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 14(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section 14(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this Note following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 14(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 14(d) and in principal amounts of at least $5,000,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 14(a) or Section 14(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

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15. REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. No failure on the part of the Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Holder of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. In addition, the exercise of any right or remedy of the Holder at law or equity or under this Note or any of the documents shall not be deemed to be an election of Holder’s rights or remedies under such documents or at law or equity. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

16. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Holder’s rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including attorneys’ fees and disbursements. The Company expressly acknowledges and agrees that no amounts due under this Note shall be affected, or limited, by the fact that the purchase price paid for this Note was less than the original Principal amount hereof.

17. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the initial Holder and shall not be construed against any such Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Note instead of just the provision in which they are found. Unless expressly indicated otherwise, all section references are to sections of this Note.

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18. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

19. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to a Conversion Price or the arithmetic calculation of a Conversion Rate, the Optional Redemption Price or the Forced Redemption Price (as the case may be) (including a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via electronic mail or otherwise

(A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Conversion Price or the arithmetic calculation of such Conversion Rate or such Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company shall select an independent, reputable investment bank acceptable to the Holder, acting reasonably, to resolve such dispute and the Company shall promptly send written confirmation of such joint selection to the Holder.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 19 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m., New York time, by the fifth (5th) Business Day immediately following the date on which the Company provided notice to the Holder of the joint selection of such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any

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written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation). Any and all communications between the Company, on the one hand, and the Holder, on the other hand, and such investment bank shall be made in writing and a copy provided simultaneously to the Company and the Holder and no meeting between such investment bank and the Company or the Holder shall take place unless each of the Company and the Holder are in attendance.

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be shared equally between the Company and the Holder, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

20. NOTICES; CURRENCY; PAYMENTS.

(a) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Note must be in writing and will be deemed to have been delivered: (i) upon receipt by the recipient, when delivered personally; (ii) upon receipt by the recipient, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

(i)	Li-Cycle Holdings Corp.

207 Queen’s Quay West, Suite 590

Toronto, Ontario M5J 1A7

Attention:    Ajay Kochhar

Email:      ajay.kochhar@li-cycle.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue, 31st Floor

New York, New York

Attention:    Paul M. Tiger, Andrea M. Basham

Email:       Paul.Tiger@Freshfields.com

        Andrea.Basham@Freshfields.com

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If to the Holder:

(ii)	Wood River Capital, LLC

4111 E 37th St N

Wichita, KS 67220

Attention: Quentin Manzi, Austin Shanks

Email: springcreekops@kochind.com

   Quentin.manzi@kochind.com

   Austin.shanks@kochind.com

with a copy (which shall not constitute notice) to:

Stinson LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

Attention: Jack Bowling; Stephen Quinlivan

Email: jack.bowling@stinson.com;

stephen.quinlivan@stinson.com

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time and date or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clauses (i), (ii) or (iii) above, respectively.

(b) The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) within three (3) Business Days after any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Shares, (B) with respect to any grant, issuances, or sales of any or rights to purchase shares, warrants, securities or other property to holders of Common Shares or (C) for determining rights to vote with respect to any Change of Control Transaction, dissolution or liquidation, provided in each case that any material non-public information in any such notice shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(c) Calculation of Time. When computing any time period in this Note, the following rules shall apply:

(i) the day marking the commencement of the time period shall be excluded but the day of the deadline or expiry of the time period shall be included;

(ii) for time periods measured in Business Days, any day that is not a Business Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Business Day, the deadline or time period shall be extended to the next following Business Day;

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(iii) for time periods measured in Trading Days, any day that is not a Trading Day shall be excluded in the calculation of the time period; and, if the day of the deadline or expiry of the time period falls on a day which is not a Trading Day, the deadline or time period shall be extended to the next following Trading Day;

(iv) if the end date of any deadline or time period in this Note refers to a specific calendar date and that date is not a Business Day, the deadline or time period shall be extended to the next Business Day following the specific calendar date; and

(v) when used in this Note the term “month” shall mean a calendar month.

(d) Currency. Unless otherwise specified or the context otherwise requires all dollar amounts referred to in this Note are in United States Dollars (“U.S. Dollars”).

(e) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in U.S Dollars by wire transfer of immediately available funds. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

21. CANCELLATION. After all Principal, accrued and unpaid Interest, the Make- Whole amount, if any, and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

22. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Note Purchase Agreement.

23. GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way

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any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude a Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to a Holder or to enforce a judgment or other court ruling in favor of a Holder. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF SUCH ACTION OR PROCEEDING. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

24. SEVERABILITY. If any provision of this Note is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note so long as this Note as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

25. MAXIMUM PAYMENTS. Without limiting Section 8(d) of the Note Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by Applicable Law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such Applicable Law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

26. RANKING; SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder likewise covenants and agrees by its acceptance of this Note, that the obligations of the Company to make any payment on account of the principal of and interest on this Note shall be subordinate and junior in right of payment and upon liquidation to the Company’s obligations to the holders of all Senior Debt of the Company now existing or hereinafter assumed.

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27. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b) “Additional Shares of Common Stock” shall mean all Common Shares or securities or notes convertible or exchangeable for Common Shares issued by the Company after the Issuance Date, other than (1) the following Common Shares and (2) Common Shares deemed issued pursuant to the following options and securities or notes convertible into or exchangeable for Common Shares:

(i) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued by way of a dividend or distribution that is covered by Section 8(a);

(ii) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries, whether issued before or after the Issuance Date, pursuant to any option or incentive plan of the Company adopted by the board of directors of the Company (or any predecessor governing body); and

(iii) Common Shares or securities or notes convertible into or exchangeable for Common Shares issued upon the exercise of options or warrants or Common Shares issued upon the conversion or exchange of securities or notes convertible into or exchangeable for Common Shares (including this Note (and any Note issued as PIK hereunder)) which are outstanding as of the date hereof, in each case provided such issuance is pursuant to the terms of such option or warrants or securities or notes convertible into or exchangeable for Common Shares.

(c) “Affiliate” means, in relation to any Person (the “first named person”), any other Person that Controls, is Controlled by or is under common Control with the first named person; provided that, for greater certainty, the Company is not an Affiliate of the Lender or any of its subsidiaries for the purposes of this Note.

(d) “Average Spread” means the average spread between LIBOR and SOFR during the three-month period of time ending on the date on which the LIBOR interest rate ceases to be published.

(e) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York City or the City of Toronto are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in New York City or the City of Toronto generally are open for use by customers on such day.

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(f) “Change of Control Transaction” means any of the following events: (i) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or one or more employee benefit plans of the Company, files any report with the Commission indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of Common Shares representing more than fifty percent (50%) of the Company’s then outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a Company Subsidiary); (ii) the consummation of (A) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company, taken as a whole, to any Person; or (B) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, amalgamation, arrangement, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) more than fifty percent (50%) of the outstanding Common Shares (other than Common Shares held by the Company as treasury stock or owned by a Company Subsidiary) are exchanged for, converted into, acquired for, or constitute solely the right to receive, other securities, cash or other property (other than a subdivision or combination, or solely a change in par value, of the Common Shares); provided, however, that any merger, consolidation, amalgamation, arrangement, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Change of Control Transaction pursuant to this clause (ii); (iii) the Company’s shareholders approve any plan or proposal for the liquidation or dissolution of the Company; or (iv) the Common Shares cease to be listed on any Eligible Market. For the purposes of this definition, whether a Person is a “beneficial owner” and whether shares are “beneficially owned” will be determined in accordance with Rule 13d-3 under the Exchange Act.

(g) “Common Shares” means (i) the Company’s common shares, and (ii) any share capital into which such common shares shall have been changed or any share capital resulting from a reclassification of such common shares.

(h) “Conversion Amount” means the sum of (i) the portion of the Principal to be converted with respect to which this determination is being made; and (ii) all accrued and unpaid Interest with respect to such portion of the Principal, if any.

(i) “Conversion Price” means, as of any Conversion Date or other date of determination, $13.43, subject to adjustment as provided herein.

(j) “Conversion Rate” means the number of Common Shares issuable upon conversion of any Conversion Amount pursuant to Section 4(a) determined by dividing (i) $1,000 by (ii) the Conversion Price.

(k) “Eligible Market” means the New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the Principal Market, the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange and the OTC US Market so long as, in the case of the OTC US Market only, the market capitalization of the Company is $150,000,000 or more.

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(l) “Fair Market Value” means, with respect to any issuance of Additional Shares of Common Stock, the volume weighted average price of the Company’s Common Shares for the seven (7) Trading Days immediately preceding the issue date of such Additional Shares of Common Stock.

(m) “Floating Rate” means, with respect to each Interest Date, the rate per annum equal to (i) the twelve-month US dollar LIBOR interest rate published in The Wall Street Journal two Business Days prior to such Interest Date, or (ii) if the LIBOR interest rate is no longer published, the sum of (A) the Secured Overnight Financing Rate (SOFR) as published by the Federal Reserve Bank of New York two Business Days prior to such Interest Date, plus (B) the Average Spread; provided, that, in the case of each of clauses (i) and (ii), in no event shall the Floating Rate be less than 1% per annum nor more than 2% per annum.

(n) “Forced Redemption Price” means a cash purchase price equal to the sum of (i) 100% of the Principal, (ii) accrued and unpaid Interest on this Note as of the Redemption Date, and (iii) the Make-Whole Amount.

(o) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder, and, as applicable, any similar or corresponding concept under Applicable Law.

(p) ”Ineligible Consideration” has the meaning given to such term in Section 8(i).

(q) “Interest Date” has the meaning given to such term in Section 2(a).

(r) “Interest Rate” means (i) the Floating Rate plus five percent (5.0%) per annum if interest is to be paid in cash at the applicable Interest Date, and (ii) the Floating Rate plus six percent (6.0%) per annum if, at the option of the Company, interest is to be paid in PIK at the applicable Interest Date.

(s) “Make-Whole Amount” means, with respect to any exercise of the Company’s conversion right pursuant to Section 4(b), any Optional Redemption pursuant to Section 5, any required redemption pursuant to delivery of an Event of Default Redemption Notice pursuant to Section 6(b) or any required redemption upon the consummation of a Change of Control Transaction pursuant to Section 7, the sum of the undiscounted cash Interest payments that would have been payable under the Note beginning the day after such conversion or redemption through Maturity but for the occurrence of such conversion or redemption.

(t) “Maturity Date” shall mean September 29, 2026; as may be amended in accordance with this Note.

(u) “Optional Redemption Notice” has the meaning given to such term in Section 5(b)(i).

(v) “Optional Redemption Price” has the meaning given to it in Section 5(a).

(w) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Change of Control Transaction.

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(x) “Permitted Transferees” means as to the Holder, any of the following: (i) if a natural person, his/her ancestors, descendants, siblings, or spouse, any executor or administrator of his/her estate, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary primarily for the account of the Holder or his/her ancestors, descendants, siblings, or spouse, whether step, in-law or adopted, and, in the case of any such trust or fiduciary, to the Holder who transferred this Note to such trust or fiduciary, but only with respect to transfers made for bona fide estate planning purposes, either during his or her lifetime or on death by will or intestacy; (ii) if an entity, (A) the then-existing members, shareholders or other investors in the Holder in connection with the dissolution or winding-up of the Holder, or (B) any Person in connection with any consolidation or reorganization of the Holder directly or indirectly with or into one or more other investment vehicles; or (iii) any Affiliate of the Holder (other than any investment portfolio company of the Holder that is an Affiliate) which controls, is controlled by or is under common control with the Holder.

(y) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(z) “PIK” has the meaning given to such term in Section 2(b).

(aa) “PIK Amount” has the meaning given to such term in Section 2(b).

(bb) “Principal” has the meaning given to such term in the recitals hereto.

(cc) “Principal Market” means The New York Stock Exchange.

(dd) “Redemption Date” means the date on which the Note is redeemed pursuant to an Optional Redemption by the Company, Mandatory Redemption upon a Change of Control Transaction or redemption due to an Event of Default.

(ee) “Redemption Price” means the cash purchase price for which the Note is to be redeemed pursuant to an Optional Redemption, Mandatory Redemption upon a Change of Control or redemption due to an Event of Default.

(ff) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(gg) ”Senior Debt” means all present and future indebtedness for money borrowed of the Company from institutional lenders, commercial credit companies, commercial banks, credit unions, government agencies and other commercial lenders, which may be, from time to time, incurred by the Company, including, but not limited to, any negotiable instruments evidencing the same, all guaranties, debts, demands, monies, indebtedness, liabilities and obligations owed or to become owing, including interest, principal, costs, and other charges, and all claims, rights, causes of action, judgments, decrees, remedies, or other obligations of any kind whatsoever and howsoever arising, whether voluntary, involuntary, absolute, contingent, direct, indirect, or by operation of law, which indebtedness does not by its terms rank pari-passu with or subordinate to this Note.

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(hh) “Tax Act” has the meaning given to such term in Section 3.

(ii) “Trading Day” means, as applicable, (i) with respect to all price or trading volume determinations relating to the Common Shares, any day on which the Common Shares are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Shares, then on the principal securities exchange or securities market on which the Common Shares are then traded, provided that “Trading Day” shall not include any day on which the Common Shares are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Shares are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (ii) with respect to all determinations other than price determinations relating to the Common Shares, any day on which the Principal Market (or any successor thereto) is open for trading of securities.

(jj) “Transaction Documents” means, collectively, this Note, the Note Purchase Agreement, and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(kk) “Transfer Agent” means, the Company’s then-current transfer agent as duly appointed by the Company from time to time.

28. DISCLOSURE. Upon delivery by the Company to the Holder (or receipt by the Company from the Holder) of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Company, the Company shall on or prior to 9:00 a.m., New York City time on the Business Day immediately following such notice delivery date, publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, non-public information relating to the Company, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from the Holder, as applicable), and in the absence of any such written indication in such notice (or notification from the Company immediately upon receipt of notice from the Holder), the Holder shall be entitled to presume that information contained in the notice does not constitute material, non-public information relating to the Company.

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29. ABSENCE OF TRADING AND DISCLOSURE RESTRICTIONS. The Company acknowledges and agrees that the Holder is not a fiduciary or agent of the Company and that the Holder shall have no obligation to (a) maintain the confidentiality of any information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non-disclosure agreement signed by an officer of the Holder that explicitly provides for such confidentiality and trading restrictions. In the absence of such an executed, written non-disclosure agreement, the Company acknowledges that the Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party.

[signature page follows]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer

Signature Page –Convertible Note

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EXHIBIT I

LI-CYCLE HOLDINGS CORP. HOLDER CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li- Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Common Shares, no par value per share (the “Common Shares”), of the Company, as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Conversion:

Aggregate Principal to be converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Shares to be issued:

☐ Check here if the Holder not a U.S. person (as defined in Regulation S) and is not acting for the account or benefit of a U.S. Person.

Please issue the Common Shares into which the Note is being converted (in the form of uncertificated shares represented by an electronic position) to Holder, or for its benefit, as follows:

Issue to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

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☐ Check here if requesting the shares be certificated (if permitted by law) and the delivery of a paper certificate to the following mailing address:

Issue a certificate in paper form and deliver the certificate to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:

           ,

Name of Registered Holder

By:

Name:

Title:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT II

LI-CYCLE HOLDINGS CORP. REDEMPTION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Li- Cycle Holdings Corp., a company incorporated under the laws of the Province of Ontario, Canada (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to redeem 100% of the Note indicated below in exchange for (as indicated below) cash as of the date specified below. Capitalized terms not defined herein shall have the meaning as set forth in the Note.

Date of Redemption:

Aggregate Principal to be redeemed:

Aggregate accrued and unpaid Interest with respect to such portion of the Aggregate Principal and such Aggregate Interest to be redeemed:

Make-Whole Amount, if any:

AGGREGATE CONVERSION AMOUNT TO BE REDEEMED:

Please confirm the following information:

Redemption Price:

Pay to:	Name of registered holder:

Mailing Address:

Email Address:

Phone Number:

ABA Routing Number:

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Account Number:

Attention:

Tax ID:

E-mail Address:

Phone Number:

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EXHIBIT F – FORM OF WOOD RIVER CAPITAL PIK NOTE

CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. TRANSFER OF THESE SECURITIES AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THIS SECURITY AND THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE ARE FURTHER SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 13 HEREOF, AND THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.

LI-CYCLE HOLDINGS CORP.

CONVERTIBLE NOTE

Issuance Date: December 31, 2021	PIK Amount: $1,827,777.78
(the “Issuance Date”)

FOR VALUE RECEIVED, Li-Cycle Holdings Corp., a company existing under the laws of the Province of Ontario, Canada (the “Company”), hereby promises to pay to the order of Wood River Capital, LLC or its permitted assigns (the “Holder”) the amount set forth above as the PIK Amount (as increased or reduced pursuant to the terms hereof pursuant to PIK, redemption, conversion or otherwise in accordance with the terms of the Convertible Note (the “Original Note”) issued by the Company to the Holder dated September 29, 2021) when due, whether upon the Maturity Date, or upon acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate on each Interest Date until the same becomes due and payable, whether upon the Maturity Date or upon acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including any Convertible Note issued in exchange, transfer or replacement hereof in accordance with Section 14, this “Note”) is issued pursuant to the Original Note in absolute payment and satisfaction of Interest due and payable on the principal amount of the Original Note up to, and including, the Issuance Date. Except as expressly set forth herein, including, without limitation, the principal amount and issuance date of this Note, this Note shall have the same terms as the Original Note (except for the principal amount and issuance date of the Original Note), mutatis mutandis, which terms (except for the principal amount and issuance date of the Original Note) are incorporated herein by reference.

The PIK Amount is equal to the Interest paid on the Original Note, which Interest accrued up to, and including, the Issuance Date. The respective principal amounts of the Original Note and this Note is set forth in the table below:

Note Issuance Date	Principal Amount
September 29, 2021	$100,000,000.00
December 31, 2021	$1,827,777.78

Total	$101,827,777.78

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Note.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set forth above.

LI-CYCLE HOLDINGS CORP.

By:	/s/ Ajay Kochhar
Name: Ajay Kochhar
Title: Chief Executive Officer